UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2009

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ROTATE BLACK, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-44315	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Streets, Petoskey, Michigan 49770

 (Address of Principal Executive Office) (Zip Code)

(231) 347-0777

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Election of Directors, Appointment of Principle Officers.

On May 22, 2009 Rotate Black, Inc. announced the appointment of Dual Cooper, Jeff Marshall, John Paulsen, Dennis Piotrowski, and Dr. William N. Thompson to create the Board of Directors.

Dual Cooper has over 30 years of casino, resort and development experience and includes serving as the President & General Manager of Tulalip Resort Casino and Pechanga Resort and Casino. He also held key executive positions at the highly regarded Bally's, Casino Magic, Grand Casinos, Harrah's, Palace Casino and other Nevada properties. Dual's depth of experience and successful application of proven management strategies are best viewed through his bottom line results. Mr. Cooper is the President and COO of Rotate Black, Inc.

William J. (Jeff) Marshall has over 30 years of extensive experience with high growth and leading technology companies working in marketing, brand development, and technology development. He has performed in various capacities, interacting with CEOs, managing Operations, and serving on Boards of companies including MCI, Bear Stearns, VantagePoint Venture Partners, QuantumClean, Insoft, Netscape, Network Equipment Technologies, Puresoft, Remedy, Synoptics, and Wellfleet. He also initiated the Nortel acquisition of Bay Networks for $7 Billion.

John Paulsen has over 20 years of experience in delivering development stage companies to long term market leaders. Mr. Paulsen has served as Chairman and CEO of both Public and Private companies in a variety of industries. His financial acumen and managerial expertise has directed corporate growth and success in industries he has worked in to include the gaming industry, real estate, technology and telecom. Mr. Paulsen is Chairman and CEO of Rotate Black, Inc.

Dennis Piotrowski has over 30 years of experience in the resort and casino industry. He was General Manager of the world renowned Binion's Horseshoe Casino and Resort in Las Vegas, Nevada for over 15 years. He also served as Secretary and Treasurer of the Aladdin Hotel Corporation. Additional management experience includes senior casino executive positions in Aruba, Panama City, Colorado and other Las Vegas properties. Mr. Piotrowski is Executive Vice President of Rotate Black, Inc.

Dr. William N. Thompson is former Chair and currently Professor in the Public Administration Department at the University of Nevada, Las Vegas. Dr. Thompson has made numerous television appearances as a foremost authority on the gaming industry worldwide and is well recognized for his publications on the topic. He served as Research Associate with the National Association of Attorneys General and Research Advisor to the Administrator of Pension and Welfare Benefits Programs in the U.S. Department of Labor. He has held a number of distinguished positions, including consultant to the President's Commission on Organized Crime.

About Rotate Black, Inc.

Rotate Black, Inc. (ROBK.PK) is a premier development and management company of global resort and casino properties. The Company makes investments specifically targeted towards the gaming industry, seeking to maximize total return from capital appreciation and income. The management and Board of Directors have extensive experience in successfully developing and managing resort properties.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rotate Black, Inc .
(Registrant)

By:	/s/ DUAL COOPER
Dual Cooper President

Date:  May 26, 2009